United States

Securities and Exchange Commission
Washington, D.C. 20549

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FORM 8-A

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For registration of certain classes of securities
pursuant to section 12(b) or (g) of the

Securities Exchange Act of 1934

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Paltalk, Inc. (Exact name of registrant as specified in its charter) _______________
Delaware (State or other jurisdiction of incorporation or organization)	20-3191847 (I.R.S. Employer Identification No.)

30 Jericho Executive Plaza, Suite 400E, Jericho, New York (Address of principal executive offices)	11753 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257036

Securities to be registered pursuant to Section 12(g) of the Act:

       None

(title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, par value $0.001 per share, of Paltalk, Inc. (the “Company”) being registered hereunder is set forth under the caption entitled “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333-257036), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be subsequently filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Company are to be registered on The Nasdaq Capital Market and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALTALK, INC.

Date: August 2, 2021	By:	/s/ Jason Katz
	Name:	Jason Katz
	Title:	Chief Executive Officer